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                                                                EXHIBIT 10.12(a)




                    REVOLVING LINE OF CREDIT LOAN AGREEMENT




                                    BETWEEN




                         FIRST AMERICAN BANK TEXAS, SSB



                                      AND





                              NEWMARK HOMES, L.P.



                                     DATED



                               DECEMBER 17, 1996
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                    REVOLVING LINE OF CREDIT LOAN AGREEMENT

         THIS REVOLVING LINE OF CREDIT LOAN AGREEMENT (the "Agreement") dated December 17, 1996 is made by and between First American Bank Texan, SSB, ("Lender"), whose legal address in 14651 Dallas Parkway, Suite 400, Dallas, Texas 75240; and Newmark Homes, L.P., a Texas limited partnership ("Borrower") with its principal offices at 10435 Greenbough, Stafford, Texas 77477.

                                   ARTICLE I.

                                  DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings assigned to them.

         1.1 Advance. The term "Advance" shall mean a disbursement of money from Lender to or for the benefit of Borrower of any of the proceeds of the Loans or the Master Note.

         1.2 Approved Purchase Agreement. The term "Approved Purchase Agreement" shall mean a legally binding purchase agreement with requirement for earnest money deposit by purchaser covering a House and Lot entered into by Borrower with a non-related bona fide purchaser, for which Lender has received
(a) a copy of such executed contract satisfactory in form and content to Lender, with no conditions to purchase except as are approved by Lender, and specifically without a condition or contingency for sale of purchaser's existing residence, and (b) satisfactory evidence that ouch prospective purchaser is expected to qualify for any financing required to consummate such purchase agreement.

         1.3 Build to Suit House- The term "Build to Suit House" shall mean a House which is subject to an Approved Purchase Agreement.

         1.4 Code. The term "Code" shall mean the Uniform Commercial Code of the State of Texas.

         1.5 Committed Loan Amount. The term "Committed Loan Amount" shall mean with respect to a particular Loan the amount requested by Borrower and approved by Lender pursuant to the provisions of this Agreement and the other Loan Documents.

         1.6     Constituent Party.        Any signatory to this Revolving Line
of Credit Loan Agreement or any other Loan Document that signs on Borrower's behalf that is a corporation (whether in its corporate capacity or in its capacity as a shareholder of any entity comprising Borrower), general partnership, limited partnership, joint venture, trust, or other type of business organization.
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         1.7     Debtor Relief Laws.   The term "Debtor Relief Laws" shall
mean any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

         1.8 Deed of Trust. The term "Deed of Trust" shall mean the Master Deed of Trust, and each individual Deed of Trust conveying each Property, House or Lot to a Trustee for the benefit of Lender as security for the payment of the Master Note and any Loan, and the payment and performance of all obligations specified in the Master Deed of Trust, such Individual Deeds of Trust, or this Agreement.

         1.9 Default Rate. The rate of interest specified in the Master Note to be paid by the maker of the Master Note from and after the occurrence of a default in payment under the provisions of the Master Note and the other Loan Documents, but not in excess of the Maximum Lawful Rate.

         1.10 FHA. The term "FHA"shall mean the Federal Housing Administration and any successors or assigns thereof.

         1.11 FNMA. The term "FNMA" shall mean the Federal National Mortgage Association and any successor or assigns thereof.

         1.12 Financial Statements. The term "Financial Statements" shall mean the balance sheets, profit and loss statements, reconciliations of capital and surplus, changes in financial condition, schedules of sources and applications of funds, Federal Income Tax returns, and other financial information of Borrower and any Guarantor.

         1.13 Financing Statements. The term "Financing Statements" shall mean the Master Deed of Trust, the Individual Deeds of Trust, the Form UCC-1 or other Code financing statements perfecting the security interest on any personal property and fixtures securing the Master Note or any Loan, to be filed with the appropriate offices for the perfection of a security interest in such property.

         1.14 Fixtures. All materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by Borrower, and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the improvements or the Land, which are now owned or hereafter acquired by Borrower and are now or hereafter attached to the Land or the Improvements, and including but not limited to any and all partitions, dynamos, window screens and shades, draperies, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, cleaning, wall and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, refrigeration, plumbing, laundry, lighting, generating, cleaning, waste disposal, transportation (of people or things, including but not limited to, stairways, elevators, escalators, and conveyors), incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, and all other utilities whether or not situated in easements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing and the proceeds thereof.
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         1.15.   Governmental Authority.  The term "'Governmental Authority "
shall mean the United States, the State, the County, the city, and/or any other political subdivision in which the Property is located, and any other political subdivision, authority, agency, court, department, or instrumentality exercising jurisdiction over Borrower, the Property or the improvements.

         1.16 Governmental Requirements. The term "Governmental Requirements" shall mean all laws, ordinances, rules, orders, writs and regulations of any Governmental Authority applicable to Borrower or the Property.

         1.17    Guarantor. There are no guarantors.

         1.18 House. The term "House" shall mean a detached single family residential structure and related structures, fixtures, and personal property, and the Lot on which such House will be constructed, for which Borrower has, or desires to obtain a Loan from Lender pursuant to this Agreement. As used herein, the term House shall be inclusive of Build to Suit Houses, Speculative Houses, and Model Houses.

         1.19 Improvements. The term "Improvements" shall mean Houses along with all related structures, fixtures, and personal property to be or which have been constructed on Lots including all utility hookups, routes of ingress and egress, landscaping and finish work required by the Plans.

         1.20 Indebtedness. (i) The principal of, interest on, or other sums evidenced by the Master Note or the other Loan Documents; (ii) any other amounts, payments, or premiums payable under the Loan Documents; and (iii) any and all other indebtedness, obligations, and liabilities of any kind or character of the Borrower to Lender, now or hereafter existing, absolute or contingent, due or not due, arising by operation of law or otherwise, or direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, secured or unsecured by additional or different security or securities, including indebtedness, obligations, and liabilities to Lender of the Borrower as a member of any partnership, joint venture, trust or other type of business association, or other group, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, it being contemplated by Borrower and Lender that Borrower may hereafter become indebted to Lender in further sum or sums.

         1.21    Individual Deed of Trust.  The term "Individual Deed of Trust"
shall mean any "Deed of Trust, Security Agreement and Financing   Statement"
executed by Borrower prior to or at the closing of each Loan for the purpose of the purchase of a Lot and the Construction of a House. For purposes of this Agreement, it is agreed that each Individual Deed of Trust shall incorporate by reference all of the applicable provisions of the Master Deed of Trust.

         1.22 Initial Interest Rate. The term "Initial Interest Rate, shall mean the interest rate applicable to a Loan on the date that the Individual Deed of Trust securing such Loan is executed.

         1.23 Land. Any real estate, or other interest therein attached as Exhibit "A" to each Individual Deed of Trust, together with all right, title, interest, and privileges of Borrower in and to
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(a) all streets, ways, roads, alleys, easements. rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such real property or the improvements thereon; (b) any strips of real property between such real property and abutting or adjacent properties; (c) all water and water rights, timber, crops, pertaining to such real estate; and
(d) all appurtenances and all reversions and remainders in or to such real property.

         1.24    Line.    The term "Line" shall mean the Revolving Line of
Credit being extended to Borrower by Lender pursuant to this Agreement, the Master Note, the Master Deed of Trust, and the Loan Documents. For purposes of this Agreement, the term Line shall be inclusive of all funds advanced on all of the Loans.

         1.25 Loan. The term "Loan" shall mean the funds advanced under the Line by Lender to borrower for the construction of a House or the purchase of a Lot pursuant to the terms of this Agreement, the Master Note, the Master Deed of Trust, individual Deeds of Trust, and the other Loan Documents. Each Loan must be separately approved by the Lender prior to being funded. Although all Loans will be funded pursuant to the Master Note and the other Loan Documents, each Loan shall be separately accounted for by Lender.

         1.26 Loan Documents. The term "Loan Documents" shall mean the documents evidencing and securing the Line, any Loan or Loans made by Lender to Borrower pursuant to the Master Note, and any documents related thereto, including specifically but not limited to, this Loan Agreement, the Master Deed of Trust, each Individual Deed of Trust, each Loan, the Financing Statements, and such other instruments evidencing, securing, or pertaining to any Loan as shall, from time to time, be executed and delivered by Borrower to Lender.

         1.27 Lot. The term "Lot" shall mean a subdivided lot or similar parcel in a Subdivision, on which one House along with related Improvements is or is to be located, and which is encumbered by a Deed of Trust.

         1.28 Master Deed of Trust. The term "Master Deed of Trust" shall mean the "Deed of Trust, Security Agreement and Financing Statement" to be executed and/or recorded at closing of this Agreement. For purposes of this Agreement, it is agreed that the Borrower shall execute the Master Deed of Trust at closing, and shall subsequently execute an Individual Deed of Trust (which shall incorporate all of the applicable provisions of the Master Deed of Trust) prior to or at the closing of each Loan for the purpose of the purchase of a Lot and the construction of a House.

         1.29 Master Note. The term "Master Note" shall mean the Revolving Line of Credit Promissory Note made payable by Borrower on the same date herewith to the order of Lender for the purchase of Late and the construction of Houses.

         1.30    Material Adverse Effect.  Any material and adverse effect on
(i) the business condition (financial or otherwise) , operations, prospects, results of operations, capitalization, liquidity or any properties of the Borrower, taken as a whole, (ii) the value of the Mortgaged Property, (iii) the ability of Borrower (or if the Borrower is a partnership, joint venture, trust or other
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type of business association, of any of the parties comprising Borrower or of the ground lessor if the estate held by Borrower in the Land is a leasehold estate) to pay and perform the Indebtedness and the Obligations, respectively, or (iv) the validity, enforceability or binding effect of any of the Loan Documents.

         1.31 Maximum Lawful Rate. The term "Maximum Lawful Rate" shall mean the maximum permissible amount which may be paid or agreed to be paid to Lender or the holder of the Master Note, or collected by Lender or such holder, for the use, forbearance, or detention of amounts funded under the Master Note or for the payment of or performance of any covenant or obligation contained in any of the Loan Documents under applicable federal or Texas usury laws.

         1.32   Minerals.  All substances in, on, or under the Land which are
now, or may become in the future, intrinsically valuable,   that is, valuable
in themselves, and which now or may be in the future enjoyed through extraction or removal from the property, including without limitation, oil, gas, and all other hydrocarbons, coal, lignite, carbon dioxide and all other nonhydrocarbon gases, uranium and all other radioactive substances, and gold, silver, copper, iron and all other metallic substances or ores.

         1.33 Model House. The term "Model House" shall mean a House held by Borrower for exhibiting a representative House to the public and not at that time being held or offered for sale, which shall not be subject to an Approved Purchase Agreement.

         1.34 Mortgaged Property. The Land, Minerals, Fixtures, Improvements, and Personalty, and any interest of Borrower now owned or hereafter acquired in and to the Land, Minerals, Fixtures, and Personalty, together with any and all other security and collateral of any nature whatsoever, now or hereafter given under this Loan Agreement or any other Loan Document including the Master Deed of Trust and any Individual Deed of Trust for the repayment of the Indebtedness or the performance and discharge of the Obligations. As used in this Loan Agreement or any other Loan Document including the Master Deed of Trust, the term "Mortgaged Property" shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above and all or, where the context permits or requires, any interest therein.

         1.35 Obligations. Any and all of the covenants, conditions, warranties, representations, and other obligations made or undertaken by Borrower, any Guarantor, or any Constituent Party to Lender, Trustee, or others as set forth in the Loan Documents, and in any deed, lease, sublease, or ocher form of conveyance, or any other agreement pursuant to which Borrower is granted a possessory interest in the Land.

         1.36 Original Line. Borrower and Lender entered into a Revolving Line of Credit Loan Agreement, Master Revolving Line of Credit Promissory Note and Master Deed of Trust, Security Agreement and Financing Statement on September 27, 1994, whereby Lender committed a Fifteen Million and No/100 dollars ($15.000,000.00) Revolving Line of Credit (the "Original Line") to Borrower. (The original Borrower was Newmark Home Corporation, a Texas corporation which was subsequently known as Newmark Home Corp., a Nevada corporation which was subsequently known as Newmark Home Corporation, a Nevada Corporation which is now known as Newmark
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Homes, L.P., a Texas limited partnership).  Lender has made loans to Borrower under the Original Line, with each loan being documented by an Individual Deed of Trust. This Agreement is intended to amend and replace the original relationship between Borrower and Lender, and the Line granted by Lender hereunder is intended to be a modification, renewal and extension of the original Line. After the execution of this Agreement by Lender and Borrower, the original relationship will no longer be effective; however, each loan made under the Original Line will continue to be governed by the Master Revolving Line of Credit Loan Agreement. Master Revolving Line of Credit Promissory Note and Master Deed of Trust, Security Agreement and Financing Statement and Individual Deed of Trust executed in connection therewith. For purposes of applying the lending limitations, property ratios, loan-to-value ratios, and other limitations set forth in this Agreement, the individual loans made under the Original Line will be counted in the calculation of such limitations and ratios. Specifically, but without limitation, such individual loans shall be considered in applying the provisions set forth in Article Il. The individual loans made under the original Line are listed on Exhibit "I", attached hereto and incorporated herein by reference.

         1.37 Permitted Exceptions. The outstanding liens, easements, building lines, restrictions, security interests and other matters (if any) listed in a mortgagee title policy binder or a mortgagee policy at title insurance, to the extent same are valid and subsisting, in full force and effect and do, in fact, cover or affect the Land described in Exhibit "A" attached to each individual Deed of Trust.

         1.38.   Personalty.      All of the right, title, and interest of
Borrower in and to (i) furniture, furnishings, equipment, machinery, goods (including, but not limited to, crops, farm products, timber and timber to be cut, and extracted minerals); (ii) general intangibles, notes, chattel paper, money, insurance proceeds, accounts, contract and subcontract rights, trademarks, tradenames, inventory; (iii) all refundable, returnable, or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Borrower with any governmental agencies, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable, or reimbursable tap fees, utility deposits, origination fees and development costs, any awards, remunerations, reimbursements, settlements, or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Improvements, Fixtures, Contracts, or Personalty, including but not limited to those for any vacation of, or change of grade in, any streets affecting the Land or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection With the Land; and (iv) all other personal property of any kind or character as defined in and subject to the provisions of the Code (Article 9 - Secured Transactions); any and all of which are now owned or hereafter acquired by Borrower, and which are now or hereafter situated in, on, or about the Land or the Improvements, or used in or necessary to the complete and proper planning, development, construction, financing, use, occupancy, or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use in or on the Land or the Improvements, together with all accessions, replacements, and substitutions thereto or therefor and the proceeds thereof.

         1.39    Plans.   The term "Plaza" shall mean the representative
drawings and specifications, together with any amendments or modifications thereto, for the construction of the improvements.
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         1.40    Prime Rate. The term "Prime Rate- shall mean the rate of
interest announced or published from time to Lime by Nations Bank of Texas, N.A. ("Bank") or any successor institution designated in writing by Lender and designated as its Prime Rate, which may not necessarily be the lowest interest rate charged by Bank. If such Prime Rate shall cease cc be published or is published infrequently or sporadically, then the Prime Rate shall be determined by reference to another Prime Rate or similar lending rate index, generally accepted an a national basis, as selected by Lender in Its sale and absolute discretion. Fluctuations in the Prime Rate shall become effective on the date such changes in Bank's Prime Rate are effective.

         1.41 Property. The term "Property" shall be inclusive of Lots, Houses, and Improvements.

         1.42 Residential Draw Request. The term "Residential Draw Request" shall mean a writ application on Lender's prescribed form or other form acceptable to Lender, certified by Borrower, requesting an advance of funds on a particular Loan for the payment of costs and expenses of acquisition of a Lot or the construction of a House, accompanied by such schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents am Lender may reasonably request.

         1.43 Speculative House. The term "Speculative House" shall mean a House which is not subject to an Approved Purchase Agreement, and is not a Model House.

         1.44 Subdivision. The term "Subdivision" shall mean a subdivision which has been finally approved by the applicable Governmental Authority, the plat of which has been filed and recorded with the County Clerk of the county in which the property is located, and which has received the approval of Lender, in writing.

         1.45 Term of the Loan. The term "Term of the Loan" shall have the following meaning: twelve (12) months on Loans for the construction of Build to Suit Houses; twelve (12) months an Loans for the construction of speculative Houses; and eighteen (18) months on Loans for the construction of Model houses.

         1.46 Trustee. The individual described as Trustee in the initial paragraph of the Master Deed of Trust.

         1.47 VA. The term "VA" shall mean the United States Veterans Administration and any successors or assigns thereof.

                                  ARTICLE II.

                                LOAN COMMITMENT

         2.1 Revolving Line of Credit. Lender agrees to make and disburse the Line in the manner and upon the terms and conditions herein provided. The Line is an agreement under which a Loan or a series of Loans may be made by Lender to Borrower for the construction of Houses, and for the purchase of the related Lots. Lender and Borrower agree that for each House constructed, Borrower
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will be  required to obtain from Lender an approved Loan for such purpose.
Each Loan will be separately accounted for by Lender and Borrower, but all such Loans will be made in accordance with, and subject to this Agreement, the Master Deed of Trust, the Master Note, and the other Loan Documents. Lender shall have no obligation to fund or make advances on the Line prior to fulfillment of any and all conditions and prior performances herein required to be kept or performed by Borrower as a condition of such Advances.

         2.2 Maximum Loan Amount. The maximum aggregate outstanding principal balance, along with amounts committed but unfunded, on the Line shall not exceed Fifteen Million and No/100 Dollars ($15,000,000.00) at any time. Lender and Borrower agree, however, that should the aggregate outstanding principal balance, along with amounts committed but unfunded, on the Line exceed Fifteen Million and No/100th Dollars ($15.000,000.00) at any time, then no new Loans will be processed or approved by Lender until such time that the outstanding principal balance, along with amounts committed but unfunded, falls below Fifteen Million and No/100th Dollars ($15,000,000.00). During any period of time that no new Loans are being processed or approved pursuant to this paragraph, the Lender will continue to disburse funds under the Line which have been committed but not yet funded.
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         2.3     Term of the Line.  Lender's obligation to accept requests for
Loans, or process Loans for approval shall terminate on April 30, 1997. Each Loan shall be subject to its identified maturity date as provided for in this Agreement. Each request by Borrower for a Loan must be approved in advance by Lender in accordance with the terms of this Agreement. Lender may in its sole discretion renew and extend this Agreement, but Borrower agrees that Lender has made no commitment, promise, or assurance to renew or extend this Agreement. Should Lender, in its sole discretion, determine to renew and extend this Agreement, such renewal and extension may be conditioned upon the execution and delivery of documents required by Lender, the payment of an extension and renewal fee to Lender, the provision by Borrower of additional financial information or collateral to secure this Agreement and the Master Note, or other conditions or stipulations as required by Lender in its sole discretion. Any extension of a Loan will require a fee of One Quarter of One percent (0.25%) of the then current outstanding principal balance of such Loan, plus any amount committed but unfunded, for each three (3) months of the extension period. Any extension of a Loan for a period of time less than three (3) months will require payment of an extension fee based on the number of months, divided by three (3), multiplied by One Quarter of One percent (0.25%). Further, the extension of the maturity date on a Loan may be conditioned on the reduction of the principal balance so as to comply with the Lender's then current loan policy.

         2.4     Subdivisions.    Loans    shall be made by Lender for the
construction of Houses and the purchase of the related Lots only in Subdivisions which have been approved in advance by the Lender's Construction Loan Committee Lender's approval of Subdivisions hereunder shall be at Lender's sole discretion, and Lender makes no assurance to Borrower that any particular Subdivision shall be approved, or that any particular guidelines shall be used in approving Subdivisions.

         2.5 Loan-to-Value Ratio on Houses. The amount advanced on any individual Loan for the construction of a House shall not exceed the following:

         A. For Build to Suit Houses, the lesser of (i) seventy-five Percent (75%) of the appraised value of the house and Lot or (ii) seventy-five Percent (75%) of the sales price of the House and Lot, but never more than one hundred Percent (100%) of the cost of the House and Lot.

         B. For Speculative Houses, the lesser of (i) seventy-five Percent (75%) of the appraised value of the House and Lot or (ii) seventy-five Percent (75%) of the sales price of the House and Lot, but never more than one hundred Percent (100%) of the cost of the House and Lot.

         C. For Model Houses, the lesser of (i) seventy-five Percent (75%) of the appraised value of the House and Lot or (ii) seventy-five Percent (75%) of the sales price of the House and Lot, but never more than one hundred Percent (100%) of the cost of the House and Lot.

         However, notwithstanding these loan-to-value limitations, Lender may with respect to a specific Loan make an Advance under Article III below for the purchase of a Lot by Borrower, where the ratio of the amount of the Advance to the appraised value of the Lot may be as high as one hundred fifteen percent (115%).
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         2.6     Right to Loan Funds.  Borrower acknowledges that it has no right to the funds to be loaned by Lender pursuant to this Agreement other than to have the same disbursed by Lender in accordance with the provisions of this Agreement. Borrower agrees that any assignment or transfer, voluntary or involuntary, of this Agreement, or any rights hereunder, shall not be binding upon, or in any way affect Lender, without Lender's written consent.

         2.7 Release of Houses. So long as Borrower is not in default on any of the obligations under this Agreement, the Master Note, the Master Deed of Trust, or the other Loan Documents, and the guarantee of each Guarantor is in full force and effect, and so long as there does not exist any act, omission or event, which with notice or the passage of time would constitute an Event of Default as defined herein, the release of a House and related Lot encumbered by the Master Deed of Trust or an Individual Deed of Trust, and the release from the lien created thereby shall be granted to Borrower upon application to Lender and upon satisfaction of the terms and conditions net forth for a release in this Agreement, the Master Deed of Trust, the applicable Individual Deed of Trust, or the other Loan Documents. The requirement for a release pursuant to this paragraph shall include, but not be limited to, payment by Borrower of all principal and accrued interest on the Loan applicable to the House for which Borrower has requested a release.

         2.8 Payment of Principal and Maturity. The outstanding principal balance on any and every Loan shall be due and payable at the earlier of (a) the maturity of the Loan as defined in this paragraph, or (b) the release of any Property securing such Loan. The maturity of each Loan for the construction of Speculative Houses shall be twelve (12) months from the date of the execution of the Individual Deed of Trust. The maturity of each Loan for the construction of Build to Suit Houses shall be twelve (12) months from the date of the execution of the Individual Deed of Trust. The maturity of each Loan for the construction of Model Houses shall be eighteen (18) months from the date of the execution of the Individual Deed of Trust.

         2.9 Interest. The interest rate applicable to the Line shall be calculated, accrued, and paid separately and independently for each Loan on the basin of a 365 day year or 366 day year as in applicable, and shall accrue on the actual number of days any principal and interest balance hereof in outstanding. All accrued and unpaid interest on each Loan shall be paid monthly. Interest accrued but not owing shall be paid in full at the earlier of the payoff or the maturity of each Loan. The interest rate on each Loan shall be a floating rate calculated on a daily basin equal to the Prime Rate plus One Half of One Percent (0.50%).

         2.10 Loan Origination Fees. The Borrower agrees to pay an origination fee in connection with each Loan for the construction of a House, such origination fee to be calculated as a percentage of the Committed Loan Amount. The origination fee shall he paid by Borrower upon execution of the Individual Deed of Trust applicable to such Loan. The amount of the origination fee shall be calculated as follows:

         A.      One Quarter of One Percent (0.25%) for Build to suit houses.
         B.      One Quarter of One Percent (0.25%) for Speculative Houses.
         C.      One Quarter of One Percent (0.25%) for Model Houses.

         2.11 Inspection Fees. The Borrower agrees to pay an inspection fee of Twenty-five and No/l00 Dollars ($25.00) per advance, such inspection fee to be paid to Lender out of the amounts advanced to Borrower on the Loan.

         2.12 Appraisal Fees. The Borrower agrees to pay any appraisal fees reasonably incurred by Lender with respect to each Loan, such appraisal fees to be paid to Lender out of the amounts advanced to Borrower on the Loan.

         2.13 Legal and Other Fees. Borrower will reimburse Lender for all expenses of Lender, including reasonable attorneys' fees incurred an hourly basis, not to exceed ten percent (lot) of the principal and interest outstanding under the Line, incurred in connection with the preparation, execution, delivery, administration, and performance of the Loan Documents, as well as all expenses of Lender, including attorneys' fees, incurred in connection with the preparation of the Loan Documents applicable to each Loan, or in connection with any renewal, modification, or amendment of this Agreement or the Loan Documents.

         2.14 Sale of Houses. Borrower covenants not to rent, sell, or contract to sell any House terms which do not include the payment of amounts due to Lender pursuant to this Agreement, including the assumption of the Loan Documents by the purchaser, Without first obtaining the prior written consent of the Lender. A violation of this provision shall constitute on an Event of Default hereunder, and under the Loan Documents.

         2.15 Application of Sale Proceeds. Borrower shall pay to Lender the proceeds from the sale of each House to be applied to the repayment of amounts due under the Loan applicable to such House in accordance with the terms of the Loan Documents; provided, however, that the foregoing shall not be construed to imply that such proceeds shall be the only source of payment for amounts due under a particular Loan or the Line, and it is understood that Borrower shall use any and all funds available to Borrower for the purpose of such repayment.

         2.16    Model and Speculative Houses.   Notwithstanding the number of
Subdivisions in which Borrower is constructing Houses, Borrower shall not have more than twelve (12) Loans outstanding at any time for the construction of model Houses. Further, the total outstanding committed balance of the Loans outstanding under the Line Speculative and Model Houses shall not exceed Ten Million and No/100 Dollars ($10,000,000.00) from the date of this Agreement until April 30, 1997 or Seven Million Five Hundred Thousand and No/100th Dollars ($7,500,000.00) from May 1, 1997 until the termination date as set out in Section 2.3 under this Agreement.

                                  ARTICLE III.

                               ADVANCES  ON LOANS

         3.1 Advances. Subject to the provisions of this Agreement, and provided that (a) neither on an Event of Default, nor on an event or condition which with the giving of notice or the passage of time, or both, as prescribed herein, would constitute on an Event of Default, has occurred and is continuing, and (b) Lender has not made demand for payment of the applicable Loan, Lender will make advances to Borrower from or out of the Committed Loan Amount relating to a particular Loan for the construction of a House as construction progresses, in accordance with the Residential Draw Request indicating the stage of completion requested for disbursement. Notwithstanding any limitations or other provisions hereof to the contrary, with respect to the initial Residential Draw Request a specific Loan for the purchase of a Lot, Lender may fund the lesser of (i) one hundred fifteen percent (115%) of the appraised value of the Lot; or (ii) one hundred percent (100%) of the cost of the Lot plus all related costs to include but not be limited to, attorneys' fees, loan origination fees, appraisal fees, inspection fees, title insurance costs, and related fees. The total advances made under all Residential Draw Requests with respect to a specific Loan should not exceed the loan-to-value ratios set forth in Section 2.5 above.

         Prior to Lender making any advance on a Loan, Borrower shall submit to Lender a request in writing for each advance, along with a Borrower's Affidavit in the form attached hereto as Exhibit "F". After receipt of the request for an advance, along with Borrower's Affidavit, and following inspection of the Property, Lender will make advances as determined to be appropriate for the then current stage of completion.

         Lender may require evidence that no laborer's or materialmen's liens have been filed prior to advancing funds. Borrower further agrees that, upon receipt of any advance on a Loan hereinbefore mentioned, said funds shall be immediately disbursed to pay in full all contractors and/or materialmen and/or laborers (other than the Borrower) then or theretofore engaged in said construction, to the end that all funds disbursed hereunder shall be used to pay all charges incurred for material and/or labor used in said construction.

         Lender, at its option, but without obligation to do so, upon on an Event of Default or the occurrence of on an event which with the passage of time or giving of notice, or both, would constitute on an Event of Default, may apply amounts advanced to any Loan or any portion thereof relating to a House in payment of insurance premiums, taxes, assessments, liens or exceptions existing against the applicable House, interest accrued and payable upon the Loan and any charges or matters necessary to preserve or protect the Property or to cure any default by Borrower under this Agreement or any other of the Loan
Documents.

         Advances for the payment of costs of labor, materials or services for the construction of Houses shall be made by Lender to Borrower or, upon on an Event of Default which has not been cured, directly to third parties at Lender's option, upon compliance by Borrower with this Agreement after actual commencement of construction hereunder, for work actually done during the preceding period. Advances shall be made no more frequently than weekly for each Loan, with a maximum of five (5) advances for each Loan.

         3.2 Advances to Borrower. Lender shall have no obligation to see that the payments made by it to Borrower or to any designee of Borrower are actually used by said party to pay for labor and materials furnished and used in the construction of the Improvements. Borrower understands its responsibility under the prior sentence and assumes all risks in connection with any disbursement to such designee. Disbursements by Lender pursuant to any disbursement request executed by Borrower shall be conclusively presumed to be a proper disbursement under this Agreement.

         3.3 Lien Waivers. Lender is expressly authorized to withhold in its discretion any payment or portion thereof until releases of lien, waivers, liens or paid bills in form satisfactory to it are furnished. Lender shall have no obligation to require and/or obtain lien waivers or receipts, and although Lender requires presentation to it of lien waivers and/or receipts, Lender shall have no responsibility for the validity thereof nor for the correctness of the amounts indicated thereon. No disbursement by Lender shall constitute approval of any certification or relieve any person making such certification or responsibility therefor.

         3.4 Charges. Upon on an Event of Default which has not been cured, all charges and expenses relating to the Loan which are the obligation of Borrower under this Agreement or any of the other Loan Documents may, from time to time, be paid by Lender and charged against undisbursed Loan funds. Each advance of Loan funds for the purpose of paying any charge or expense shall be treated as on an advance of principal under the Master Note or Loan Documents.

         3.5 Use of Loan Funds. Upon on an Event of Default which has not been cured, the Loan funds may be used, in Lender's discretion, for payment first, of accrued interest or late charges, second, of dischargeable exceptions against the Property related thereto, third, of any expenses of title insurance, legal fees, or other costs in connection with such Property, and fourth, of the costs of the acquisition of such Lot and the costs of construction of Improvements such Lot. However, no portion of the Loan funds shall be used to pay accrued interest.

         3.6 Borrower's Deposit. If at any time, or from time to time, Lender, in the exercise of its reasonable discretion, determines that the total of the previously disbursed Loan funds and the remaining undisbursed Loan funds as to any Property are less than one hundred percent (100%) of the then total costs of the Improvements contemplated for such Property, and payment of all fees, charges, costs and contingencies which are the obligation of Borrower pursuant to the terms hereof for such Property, then Lender may demand in writing that the amount which, when added to the then undisbursed Loan funds, will be sufficient to complete the Improvements and make such payments with respect to such Property, shall be deposited with Lender to insure such completion and payment. Such deposit shall be defined herein as the "Borrower's Deposit." Borrower shall, within ten (10) days after demand, deposit with Lender the amount of such deficiency as determined by Lender, which may be held in on an interest bearing account (and if held by Lender in its general accounts or separate interest bearing account any earnings thereon shall be payable to or accrue to the benefit of Borrower). Until such funds have been deposited with Lender, Lender shall have no duty to make any further advances of Loan funds. All funds so deposited by Borrower pursuant to this paragraph shall be disbursed by Lender in the manner provided herein for disbursement of the Loan funds and in such order as Lender may select. All such funds are hereby assigned to Lender as additional security for the indebtedness of Borrower arising hereunder, and may be applied in satisfaction of Borrower's obligations to Lender the occurrence of on an Event of Default.

                                   ARTICLE IV

                             CONDITIONS OF LENDING

         The obligations of the Lender to fund the Line, and make the Loans pursuant to this Agreement are subject to the conditions precedent stated in this Article IV.

         4.1 Revolving Line of Credit Closing. In addition to the requirements and conditions stated elsewhere in this Agreement, the obligation of Lender to fund the Line, and make the first Advance thereunder in subject to the satisfaction, occurrence and/or existence of each of the conditions set forth in Exhibit "A" attached hereto or prior to the Cloning Date. Lender may make the initial Advance under the Line notwithstanding the fact that one or more of such conditions have not been satisfied, have not occurred or do not exist, but such action by Lender shall not be deemed to be a waiver of the requirement that any such condition be satisfied, have occurred and/or exist as a condition precedent to any subsequent Advance.

         4.2 Conditions to Approval of Loans. Prior to Lender approving a Loan, or making any advance of funds to a Loan for the purchase of a Lot and the construction of a House, Borrower shall satisfy, with respect to each Property, the following express conditions precedent:

         A. Borrower shall have executed and delivered to Lender the following:

                 1. On an appropriate Loan request satisfactory to the Lender.

                 2. On an Individual Deed of Trust granting to Lender a valid and enforceable first lien security interest in the Property to be purchased and improved with the proceeds of the Loan, such Individual Deed of Trust to be in the form attached hereto as Exhibit "D".

                 3. Any other security documents, including UCC-1 financing statements, that may be reasonably required by Lender with respect to the Property.

         B. Plans and Budgets. Plans and construction budgets for each House to be constructed for any Lot shall have been approved by Lender. No material changes, modifications or supplements shall be made in the plans or budgets without obtaining Lender's consent. Borrower shall have also provided to Lender a current schedule of sales prices for each House or Lot.

         C. Public Utilities. Borrower shall, at its expense, provide evidence satisfactory to Lender that water, sewer, gas, electric, telephone, and other public utilities are available without impediment or delay and are provided to the Property in amounts which are adequate to service the Property. Borrower represents that all roads, curbs, gutters and other off-site and on-site development improvements have been completed and are sufficient to permit the construction of the Houses in accordance with the plans and applicable Governmental Requirements and will provide to Lender acceptance letters of such improvements from the applicable Governmental Authorities, as required.

         D. Insurance. Borrower will obtain and maintain insurance upon and relating to the Property with such insurers, in such amounts and covering such risks as shall be satisfactory to Lender, from time to time, including but not limited to: (i) owner's and contractors' policies of comprehensive general public liability insurance (including automobile coverage); (ii) hazard insurance against all risks of loss, including collapse, in on an amount not less than the full replacement coat of all Improvements, including the cost of debris removal, with annual agreed amount endorsement and sufficient at all times to prevent Borrower from becoming a coinsurer; (iii) if the Property is in a "Flood Hazard Area," a flood insurance policy, or binder therefore, in on an amount equal to the principal amount of the Line or the maximum amount available under the Flood Disaster Protection Act of 1973, and regulations issued pursuant thereto, as amended from time to time, whichever is less, in form complying with the "insurance purchase requirement" of that act; and (iv) such other insurance, if any, as Lender may require from time to time. Each insurance policy issued in connection herewith shall provide by way of endorsements, riders or otherwise that (a) with respect to liability insurance, it shall name Lender as on an additional insured, with respect to the other insurance, it shall be payable to Lender as a mortgagee and not as a coinsured; (b) the coverage of Lender shall not be terminated, reduced, or affected in any manner regardless of any breach or violation by Lender of any warranties, declarations, or conditions in such policy; (c) no such insurance policy shall be canceled, endorsed, altered, or reissued to effect a change in coverage for any reason and to any extent whatsoever unless such insurer shall have first given Lender thirty (30) days' prior written notice thereof; and (d) Lender may, but shall not be obligated to, make premium payments to prevent any cancellations, endorsement, alteration, or reissuance, and such payments shall be accepted by the insurer to prevent same. Lender shall be furnished with the original of each such initial policy coincident with the execution of the Individual Deed of Trust listing the relevant portion of the Property, and the original of each renewal policy not less than ten (10) days' prior to the expiration of the initial, or each immediately preceding renewal policy, together with receipts or other evidence that the premiums thereon have been paid for a period acceptable to the Lender.

         E. Insurance Reporting. Borrower shall furnish to Lender, or before thirty (30) days after the close of each of Borrower's fiscal years, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance.

         F. Foundation Survey. Borrower shall, at its expense, furnish to Lender a foundation survey, showing that the Improvements are located within all applicable building and set-back lines and that the Improvements otherwise conform to all applicable Governmental Requirements.

         G. Mortgagee Title Policy Binder and Interim Construction Loan. Borrower shall, at its expense, have provided Lender with a Mortgagee Title Policy Binder Interim Construction Loan providing for the issuance of a Mortgagee Policy of Title insurance insuring the lien of the Master Deed of Trust to be a first lien upon the Property subject only to such other exceptions as Lender may expressly approve in writing contingent only payment of the premium coat for the policy. Such binders and any policies shall be issued by a title insurance company and underwriter satisfactory to Lender. Lender shall have the right, at Borrower's expense, to receive endorsements to such binders at the time of each disbursement, insuring such matters as Lender may require, including that no liens or other exceptions have been placed against the Property, adjacent property or easement as well as upon extension of the Loan. Any endorsement required to extend ouch coverage or otherwise protect Lender's interests shall be obtained at Borrower's expense.

         H. Taxes. Borrower shall, at its expense, have provided evidence satisfactory to Lender that all taxes and assessments levied against or affecting the Property have been paid and are current. Borrower shall not be required to supply tax receipts unless specifically requested by Lender.

         I. Flood Hazard. Borrower shall, at its expense, have provided a certificate from the project engineer certifying as to the existence of any "special flood hazard area" affecting the Property. If the Property, or any part thereof, lies within a "special flood hazard area" as designated maps prepared by the Department of Housing and Urban Development, and if National Flood Insurance is available, Borrower shall, at its expense, provide Lender with a National Flood insurance Association Standard Flood Insurance Policy of the Property for the duration of the Loan in on an amount acceptable to Lender. If such coverage is not available, or if no part of the Property falls within a special flood hazard area, then Borrower shall, at its expense, provide Lender with a statement to that effect from Borrower's insurance agent or engineer.

         J. Building Permits. If requested by Lender, Borrower shall, at its expense, provide Lender with copies of all building permits and approvals required to be issued under all applicable Governmental Requirements (including zoning, subdivision and tract map requirements) or restrictive covenants affecting the construction of the Improvements, and shall furnish Lender with evidence of compliance with all applicable "environmental protection" laws, rules and regulations, whether federal, state or municipal. To this end, if requested by Lender, Borrower shall provide to Lender: (i) a copy of the zoning ordinance for the Property (or if none a letter from the applicable municipal or county authority so stating addressed to Lender, (ii) FHA/VA/FNMA subdivision approval letters (forms 92258 and 92051), if applicable, (iii) a copy of any Subdivision restrictive covenants or other deed restrictions affecting the Property, and
(iv) three (3) full size blueline copies of the final recorded plat of each Subdivision.

         K. Warranty Program. If Borrower is a member of the Home Warranty Council or any similar warranty program, if Lender so requests, Borrower shall deliver evidence of such membership to Lender.

         L. Contractors. If requested by Lender, Borrower shall furnish Lender correct lists of all contractors and subcontractors employed in connection with the construction of Houses. The list shall show the name, address, and telephone number of each such contractor and subcontractor, a general statement of the nature of the work to be done, the labor and material to be supplied, the names of materialmen, if known, and the approximate dollar value of such labor or work with respect to each. Lender shall have the right to make direct contact with each contractor, subcontractor, and materialman to verify the facts disclosed by said list or for any other purpose as well as to require a collateral assignment of such contracts to Lender (with the contractor's or materialman's consent thereto) as additional security for the Loan. All contracts let by Borrower or its contractors relating to construction of a House shall require them to disclose to Lender information sufficient to make said verification.

         M. Damage or Lose of Property. No portion of the Property, which portion would materially and adversely affect any Property for which on an advance has been requested the Property as a whole, shall (i) have been damaged by fire or other casualty and not restored to the satisfaction of Lender; (ii) have been taken by condemnation, eminent domain or similar proceeding; or (iii) be subject to any actual or threatened action or proceeding in condemnation, eminent domain or similar proceeding before any court, administrative agency or other Governmental Authority, unless Lender shall have received insurance proceeds or additional Borrower's funds sufficient in the judgment of Lender to effect the satisfactory restoration of the Property and to permit completion thereof.

         N. Inspection. A satisfactory inspection of the Property by a representative of Lender shall have been completed and such representative shall have certified to Lender that the construction to date is in accordance with the plans.

         0. Appraisals. At Borrower's expense, Lender shall order and obtain appraisals from a licensed appraiser acceptable to Lender, valuing proposed Houses as if they were completed based upon the plans for the Houses, such appraisals to be satisfactory to FHA, VA or FNMA, as applicable.

         P. Property Reports. Borrower shall have furnished to Lender such Property reports as Lender may from time to time request, either with respect to each Subdivision as a whole or to individual Properties, which may be requested prior to funding the Loan with respect to any Property and prior to any subsequent advance with respect to any Property. The Property reports will include, but not be limited to, any one or more of the following: (i) a soils report, acceptable in form and content to Lender, from a licensed soils engineer accompanied by a letter from the engineer stating that the soil conditions are satisfactory to support the Improvements and recommending the appropriate foundation design for the Houses _?_ such Property and other recommendations for construction of the improvements, all of which recommendations shall be reflected in t lie plans; and (ii) on an environmental engineering report, the form and content of which and the individual or firm preparing the report must be acceptable to Lender, presenting the results of on an investigation of the Property and such contiguous property as may be appropriate in light of the environmental laws and regulations relating to toxic or hazardous wastes, waste products or other hazardous substances and emissions affecting the Property.

         Q. Architect. If Lender requests, Borrower shall furnish to Lender a certification by the architect or engineer for any approved Subdivision, who must be satisfactory to Lender, or other evidence satisfactory to Lender, that the improvements to be constructed and the intended use of the Lot and Property comply with all applicable zoning, subdivision, building, health, traffic, environmental, safety and other laws, regulations and rules applicable to the Property, and with other fire, safety and health standards deemed to be reasonable and applicable to the Property by Lender or Lender's engineer.

         R. Purchase Agreement. Borrower shall have furnished to Lender a copy of (i) the purchase agreement for each Property, (ii) the purchaser's closing statement from the title company closing the purchase identifying the Property, (iii) the deed of such Property into Borrower, and (iv) a current price list for each House to be built.

                                   ARTICLE V.

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

         Borrower hereby represents and warrants the following to Lender, as material inducements to Lender entering into this Agreement and making Advances hereunder:

         5.1 Accuracy of Financial Statements and Other information. All information, financial statements, reports, papers, and data given or to be given to Lender with respect to Borrower, each Constituent Party, each Guarantor, others obligated under the terms Of the Loan Documents, or the Property are, or at the time of delivery will be, accurate, complete, and correct in all material respects and do not, or will not, omit any fact, the inclusion of which is necessary to prevent the facts contained therein from being materially misleading. Since the date of the financial statements of Borrower, any Constituent Party, or of any Guarantor or other party liable for payment of the Indebtedness or performance of the obligations or any part thereof heretofore furnished to Lender, no Material Adverse Effect has occurred, and except as heretofore disclosed in writing to Lender, Borrower, each Constituent Party, each Guarantor, or any other such party has not incurred any material liability, direct or indirect, fixed or contingent.

         5.2 Taxes. Borrower, each Constituent Party, and each Guarantor have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower, any Constituent Party, nor any Guarantor knows of any basis for any additional assessment in respect of any such taxes and related liabilities.

         5.3 Suits, Actions. Etc. There are no (i) material actions, suits, or proceedings at law or in equity pending or, to the best of Borrower's knowledge and belief, after due inquiry, threatened in any court or before or by any Governmental Authority or arbitrator against or affecting Borrower, any Guarantor or any Constituent Party or involving the Property, or involving the validity, enforceability, or priority of any of the Loan Documents,
(ii)outstanding or unpaid judgments against the Borrower, any Guarantor, any Constituent Party, or the Property; or (iii) defaults by Borrower, any Guarantor, or any Constituent Party with respect to any order, writ, injunction, decree, or demand of any Governmental Authority or arbitrator. The consummation of the transactions contemplated hereby, and the performance of any of the terms and conditions hereof and of the other Loan Documents, will not result in a breach of, or constitute a default in, any mortgage, deed of trust, deed to secure debt, lease, promissory note, loan agreement, credit agreement, partnership agreement, or other agreement to which Borrower, any Guarantor, or any Constituent Party is a party or by which Borrower, any Guarantor, or any Constituent Party may be bound or affected.

         5.4 Valid and Binding Obligation. The execution, delivery, and performance by Borrower of the Loan Documents (other than the Guaranty), (a) if Borrower, or any signatory who signs its behalf, is a corporation, general partnership, limited partnership, joint venture, trust, or other type of business association, as the case may be, are within Borrower's and each Constituent Party's powers and have been duly authorized by Borrower's and each Constituent Party's a board of directors, shareholders, partners, venturers, trustees, or other necessary parties, and all other requisite action for such authorization has been taken,
(b) have received any and all requisite prior governmental approvals in order to be legally binding and enforceable in accordance with the terms thereof, and
(c) will not violate, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time, or both) a default under or violation of any Legal Requirement or result in the creation or imposition of any lien, charge, or exception of any nature whatsoever upon any of Borrower's and any Constituent Party's or Guarantor's property or assets, except as contemplated by the provisions of the Loan Documents. The Loan Documents constitute the legal, valid, and binding obligations of Borrower, each Guarantor, and others obligated under the terms of the Loan Documents, enforceable in accordance with their respective terms.

         5.5 Title to the Borrower. Borrower has good and indefeasible title to the Land (in fee simple, if the lien created hereunder be the fee, or a first and prior leasehold estate, if it be created the leasehold estate) and Improvements, and good and marketable title to the Fixtures and Personalty, free and clear of any liens, charges, exceptions, security interests, claims, easements, restrictions, options, leases, covenants, and other rights, titles, interests, or estates of any nature whatsoever, except the Permitted Exceptions. The Master Deed of Trust constitutes a valid, subsisting first lien the Land, the Improvements, and the Fixtures, and a valid, subsisting first priority security interest in and to the Personalty.

         5.6 Commencement of Construction. Prior to the recordation of any Individual Deed of Trust, no work of any kind (including the destruction or removal of any existing improvements, site work, clearing, grubbing, draining, or fencing of the Property) commenced or was performed the Property by Borrower, no equipment or material shall have been delivered to or upon the Property for any purpose whatsoever, and no contract (or memorandum or affidavit thereof) for the supplying of labor, materials, or services for the construction of the improvements shall have been recorded in the mechanic's lien or other, appropriate recorda iii the county where the Property is located.

         5.7 Continuing Effect. All representations and warranties made by Borrower in this Agreement and the Master Deed of Trust shall be true and correct on an the date hereof, and the date of execution of each Loan and Individual Deed of Trust and related documents each Property, and shall continue to be true and correct for the term of this Agreement.

                                  ARTICLE VI.

                      COVENANTS AND AGREEMENTS OF BORROWER

         6.1 Payment and Performance. Borrower will pay the Indebtedness as and when specified in the Loan Documents, and will perform and discharge all of the obligations, in full and or before the dates same are required to be performed.

         6.2 Compliance with Governmental Requirements. Borrower shall timely comply with all Governmental Requirements and deliver to Lender and to Lender's legal counsel ouch evidence thereof as shall be acceptable to such legal counsel. Borrower assumes full responsibility for the compliance of the plans and, from and after the date of acquisition of the Property with respect to all actions Borrower is required to take to perform hereunder, of the Property with all Governmental Requirements and with sound building and engineering practices and, notwithstanding any approvals by Lender, Lender shall have no obligation or responsibility whatsoever for the Plans or any other matter incident to the Property or the construction of the Improvements.

         6.3 No Security Interests. Borrower will protect the first lien and security interest status of the Master Deed of Trust, each Individual
Deed of Trust and the other Loan Documents and will not permit to be created or to exist in respect of the Mortgaged Property, or any part thereof, any lien or security interest in party with, superior to, or inferior to any of the liens or security interests hereof, except for the Permitted Exceptions and UCC Financing statements covering the fixtures to be included in each House. Without the prior written consent of Lender, no materials, equipment, fixtures or any other part of the Improvements shall be purchased or installed under security agreements, conditional sale contracts or lease agreements, or other arrangement wherein a security interest or title to said property is retained or the right is reserved or accrues to anyone to remove or repossess any such items or to consider them as personal property.

         6.4 Construction Quality. The Improvements shall be constructed in a good and workmanlike manner, with new materials of good quality, in keeping with current construction standards, and shall comply with all applicable ordinances and statutes, zoning laws, all covenants and restrictions running with the land, and all regulations and environmental protection, use and building codes, laws, ordinances and regulations of any Governmental Authority. All Improvements shall be constructed entirely their respective Lots, and shall not encroach upon or overhang any easement or right of way.

         6.5 Commencement of Construction. Unless otherwise agreed in writing by Lender, Borrower covenants that work the Improvements to any Lot and House shall commence within fourteen (14) days after execution of the Individual Deed of Trust relating to the construction of Improvements with respect to such Lot and House, subject to forces of nature beyond the control of Borrower, and that upon commencement, construction shall proceed without interruption. Construction of Houses shall be completed or before eight (8) months from the date of the Individual Deed of Trust relating to such Lot and House. The Improvements shall be completed according to the plans, and be free and clear of all liens, claims of or right to liens, and other exceptions of all kinds whatsoever other than current tax or assessment liens or any other liens or exceptions approved by Lender.

         6.6 Use of Materials. Borrower represents and warrants to Lender that all materials contracted or purchased for delivery to the Property or for use in construction, and all labor contracted or hired for or in connection with construction of the Improvements, shall be used and employed solely the Property or for construction of Improvements the Property and for no other purpose. Borrower will promptly pay all bills for labor, materials, and specifically fabricated materials incurred in connection with the Mortgaged Property and no materials, equipment, fixtures or any other part of the Improvements, or articles of personal property placed the Lots, shall be purchased or installed under any conditional sales contract, security agreement or other arrangement wherein the seller reserves or purports to reserve title to or the right to remove or to repossess any such items or to consider them personal property after their incorporation in the work of construction, unless specifically authorized by Lender in writing.

         6.7 Additional Documents. Borrower shall execute and deliver to Lender, from time to time as requested by Lender, such other documents as shall be reasonably necessary to provide the rights and remedies to Lender granted or provided for by the Loan Documents. From time to time, at the request of Lender, Borrower will (i) promptly correct any defect, error, or omission which may be discovered in the contents of the Loan Documents or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver, record and/or file such further instruments (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents or leases) and perform such further acts and provide such further assurances as may be necessary, desirable, or proper, in Lender's opinion, to carry out more effectively the purposes of this Loan Agreement and the Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof or thereof to be covered hereby or thereby, including without limitation, any renewals, additions, substitutions. replacements, or appurtenances to the Mortgaged Property; (iii) execute, acknowledge, deliver, procure, file, and/or record any document or instrument (including without limitation, any financing statement) deemed advisable by Lender to protect the liens and the security interests herein granted against the rights or interests of third persons; and (iv) pay all costs connected with any of the foregoing.

         6.8 No Liability of Lender. Lender shall have no liability, obligation, or responsibility whatsoever with respect to the construction of the Improvements except to fund the Line pursuant to this Agreement. Lender shall not be obligated to inspect the Property or the construction of the Improvements, nor be liable for the performance or default of Borrower or any other party, or for any failure to construct, complete, protect, or insure the Improvements, or for the payment of costs of labor, materials, or services supplied for the construction of the Improvements, or for the performance of any obligation of Borrower whatsoever. Nothing, including without limitation any Loan or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lender.

         6.9 Financial Statements and Reports. The Borrower will promptly furnish to the Lender from time to time upon request such information regarding the business and affairs and financial condition of the Borrower as Lender may reasonably request, and the Borrower will furnish to the Lender.

         A. Annual Reports. Promptly after becoming available and in any event within ninety (90) days after the close of each fiscal year of the Borrower a balance sheet of the Borrower, as at the end of such year; the statements of profit and loss of the Borrower for such year; and the statements of reconciliation of capital accounts of the Borrower for such year, accompanied by the related report of independent public accountants of nationally recognized standing, which report shall be to the effect that such statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period indicated except for such changes and such principles with which the independent public accountants shall have concurred;

         B. Quarterly Financial Reports. Promptly after becoming available and in any event within thirty (30) days after the end of each calendar quarter and each fiscal year of the Borrower, the consolidated balance sheet of the Borrower as of the end of such calendar quarter, and the consolidated statements of profit and lose of the Borrower for such quarter and for the period from the beginning of the fiscal year to the end of such quarter;

         C. Inventory Status Report. Promptly after becoming available and in any event within ninety (90) days after the end of each calendar quarterly, the Borrower shall provide to Lender on an Inventory Status Report and a Sales Report with respect to all Lots and Houses financed under this Agreement indicating (i) sales of Lots or Houses, (ii) as to completed Houses, whether or not they are subject to a contract for Sale, (iii) as to Houses under construction, whether or not they are Build to Suit Houses, Speculative Houses, or Model Houses, and (iv) such other information as the Lender may reasonably request;

         D. Contingent Liabilities. As soon as available, and in any event, within ninety (90) days after the end of each fiscal year of the Borrower, a statement of contingent liabilities of the Borrower;

         E. Reviewed Reports. Promptly upon receipt thereof, one copy of each other report submitted to the Borrower by independent accountants in connection with any annual, interim, or special audit made by them of the books of the Borrower.

         6.10    Mergers; Ownership.       Borrower will and will cause each
Constituent Party to preserve and keep in full force and effect its existence (separate and apart from its affiliates), rights, franchises and trade names. The Borrower will not merge or consolidate with or sell, assign, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to any person; nor will the Borrower permit any amendment, alteration, dissolution, or other substantial change to the limited partnership agreement evidencing the existence of Borrower nor will Borrower transfer or assign any partnership interest. Further, during the term of the Loan,

Newmark Home Corporation and NHC Homes, the greater of the face or market value thereof, any of its Inc. shall remain the only equity interest owner(s) of Borrower.

         6.11 Sale or Discount of Receivables. The Borrower will not discount or sell with recourse, or sell for less than notes receivable or accounts receivable.

         6.12 Ratio of Total Liabilities to Tangible Net Worth. The Borrower will not permit its ratio of (i) total liabilities, including contingent liabilities, to (ii) tangible net worth to be greater than five to one at any time. As used in this section, "tangible net worth" shall mean the sum of the partner's capital accounts. The ratio shall be calculated monthly, and in the event that Borrower's total liabilities to tangible net worth ratio shall exceed 5 to 1 the calculation date, Borrower shall have ninety (90) days to reestablish the proper ratio. If the ratio is not properly reestablished within such ninety (90) day period, Lender shall not approve any new Loans pursuant to this Agreement until such time that Borrower provides. Financial Statements demonstrating a total liabilities to tangible net worth ratio no greater than 5 to 1. Lender may in its sole discretion waive the requirements of this paragraph, but any such waiver shall not be, nor be construed as a continuing waiver, and Lender can enforce the provision of this paragraph at anytime following such waiver.

         6.13 Costs and Expenses. Borrower will pay demand all reasonable and bona fide out-of-pocket costs, fees, and expenses and other expenditures, including, but not limited to, reasonable attorneys' fees and expenses, paid or incurred by Lender or Trustee to third parties incident to these Loan Documents (including without limitation, reasonable attorneys' fees and expenses in connection with the negotiation, preparation, and execution hereof and of any other Loan Document and any amendment hereto or thereto, any release hereof, any consent, approval or waiver hereunder or under any other Loan Document, the making of any advance under the Note, and any suit to which Lender or Trustee is a party involving these Loan Documents or the Mortgaged Property, third party inspection fees paid by Lender, closing costs, title insurance premiums and survey costs) or incident to the enforcement of the indebtedness or the exercise of any right or remedy of Lender under any Loan Document.

         6.14 Reporting Requirements. Within thirty (30) days after the end of each quarter, Borrower shall furnish to Lender, in a form acceptable to Lender, a report containing, but not limited to the following information: (1) quarterly inventory report covering Lots and Houses; (2) quarterly sales report covering Houses; (3) quarterly starts Houses; (4) quarterly closings Houses;
(5) new subdivisions in which Borrower intends to purchase Lots and construct Houses; (6) any new lenders from whom Borrower has or will be obtaining financing or loans of any kind; (7) if requested by Lender, current list of all subcontractor being used by Borrower; and (8) if requested by Lender, current list of all suppliers being used by Borrower.

         6.15 Tangible Net Worth. Borrowers tangible net worth shall not be less than Nine Million and No/100th Dollars ($9,000,000.00) at any time during the period that amounts are outstanding under the Line. As used in this section, "tangible net worth" shall have the same meaning as set out in
Section 6.12 above. The tangible net worth shall be calculated quarterly, and in the event that Borrower's tangible net worth shall be less than Nine Million and No/100 Dollars ($9,000,000.00) any calculation date, Borrower shall have ninety (90) days to reestablish the proper tangible net worth. If the tangible net worth is not properly reestablished within such ninety (90) day period, Lender shall not approve any new Loans pursuant to this Agreement Until such time that Borrower provides Financial Statements demonstrating a tangible net worth of at least Nine Million and No/100th Dollars ($9,000,000.00). Lender may in its sole discretion waive the requirements of this paragraph, but any such waiver shall not be, nor be construed as a continuing waiver, and Lender can enforce the provisions of this paragraph at anytime following such waiver.

         6.16    Books and Records.        Borrower will maintain full and
accurate books of account and records reflecting the results of its ownership of the Mortgaged Property. At any time and from time to time Borrower shall deliver to Lender such financial data as Lender shall reasonably request with respect to the ownership, maintenance, use and operation of the Mortgaged Property, and Lender shall have the right, at reasonable times and upon reasonable notice, to audit, examine, and make copies or extracts of Borrower's books of account and records relating to the Mortgaged Property, all of which shall be maintained and made available to Lender and Lender's representatives for ouch purpose at the address specified herein for Borrower or at such other location as Lender may approve. Upon Lender's request, Borrower shall also furnish Lender with convenient facilities and all books and records necessary for on an audit of such statements.

         6.17 Statement of Unpaid Balance. At any time and from time to time, Borrower will furnish promptly, upon the request of Lender, a written statement or affidavit, in form satisfactory to Lender, stating the unpaid balance of the indebtedness and that there are no offsets or defenses against full payment of the Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them.

         6.18 Indemnity. Borrower agrees to exonerate, protect, indemnify defend and hold harmless Lender from and against any and all liability, expense, loss or damage of any kind or nature, including reasonable legal fees and expenses, and from any actions, suits, claims or demands, account of any matter or thing, whether in suit or not, arising out of this Agreement or in connection with the Line, including without limitation thereto claims of brokers, disputes between Borrower and any contractor, subcontractor, materialman or supplier, or between Borrower and any municipal or public authority, and any claims of any brokers which may be asserted by reason of the execution of this Agreement or the consummation of the transaction contemplated hereby arising out of Borrower's actions.

                                  ARTICLE VII.

                                  INSPECTIONS

         7.1 Inspection of the Property. With respect to each Loan, Lender and its agents, at all times, shall have the right, but not the obligation, to enter upon the applicable Property and if the work being done is unsatisfactory to Lender, or in the event on an inspector disapproves (a) the quality of construction, (b) the conformity of construction with the Plans and applicable Governmental Requirements, (c) a requested disbursement, or (d) the status of construction; it shall be a default hereunder and Lender shall have the right to stop said work and order that the unsatisfactory work be replaced or repaired whether said unsatisfactory work has theretofore been incorporated into the Improvements or not, and to withhold all advances such Loan until said work is satisfactory to Lender. All such work shall be made satisfactory to Lender within fifteen (15) days from the date of stoppage by Lender. Borrower shall pay for (or reimburse Lender for) the cost of each and every inspection made by a third party inspector at the time of each advance, but Lender shall first notify Borrower and give Borrower a reasonable time within which to supply the information.

         Borrower agrees that any inspection by Lender or its agents is for the purpose of protecting the security of Lender, and that no such inspection shall be a representation by Lender that there has been compliance the part of the general contractor or any subcontractor with the Plans or that the construction is free from faulty material or workmanship, nor shall any inspection by Lender constitute approval of any certification given to Lender or relieve any person making such certification of responsibility therefor. Lender may obtain information from any subcontractor or supplier directly as it may deem helpful in making any such determinations, but Lender shall first notify Borrower and give Borrower a reasonable time within which to supply the information.

         7.2 Inspection of Books and Records. Borrower shall permit Lender, at all reasonable times, to examine and copy the books and records of Borrower pertaining to the Line and the Property, and all contracts, statements, invoices, bills, and claims for labor, materials, and services supplied for the construction of the Improvements. Such books and records of Borrower shall be kept in accordance with generally accepted accounting principles.

                                 ARTICLE VIII.

                               EVENTS OF DEFAULT

         8.1 Default. The term "Event of Default," as used herein and in the Loan Documents, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

         A. A failure by Borrower to deposit the Borrower's Deposit with Lender within ten (10) days of written request from Lender to do so.

         B.      If work shall cease  the construction of any House for ten
         (10) days after the commencement thereof, provided that it shall not be on an Event of Default if (i) the work stoppage is due to causes beyond the reasonable control of Borrower, and (ii) the House can be completed by the maturity date of the Loan notwithstanding such stoppage.

         C. If Borrower commits any act or omission, breaches any representation, agreement, covenant or condition, the effect of which would be to impair or impede the qualification of the Houses for FHA, VA or FNMA permanent financing.

         D. If Lender determines from its own inspection that (i) the Improvements have not been or are not being constructed in substantial accordance with the Plans, or requirements of applicable Governmental Authorities; or (ii) construction is not in conformance with the cost estimates approved by Lender, or (iii) requisite standards of workmanship are not being met or (iv) the construction in not proceeding to completion in a timely manner; then, in any such event, Lender may at its option regard the same as a breach of the conditions and covenants of this Agreement, the Master Deed of Trust and any other Loan Documents, and the whole of the Line or any Loan shall, if the Maker refuses or neglects to cure the default within thirty (30) days after written notice from Lender to Borrower, at the option of Lender, be immediately due and payable, without further notice or demand, and Lender may cease disbursements hereunder (if it has not already done so) and shall be entitled to the immediate foreclosure of or sale under the Loan Documents and may, additionally or alternatively, avail itself of any other relief to which Lender may be legally or equitably entitled.

         E. It Borrower is unable to satisfy any condition specified herein on an a condition precedent to the obligation of Lender to make on an advance within thirty (30) days after a Residential Draw Request has been submitted by Borrower to Lender.

         F. If Borrower, any Constituent Party, or any Guarantor, shall die, dissolve, terminate or liquidate, or merge with or be consolidated into any other entity.

         G. If Lender determines, in its sole and absolute discretion the basis of on an independent party's inspection report, that any House cannot be completed within the Term of the Loan for that House, Borrower shall be in default of the specific Loan for that House. For purposes of this subparagraph, prior to exercising its remedies upon default, Lender shall give Borrower five (5) days notice and right to cure.

         H. The occurrence of on an Event of Default as defined in any of the other Loan Documents.

                                  ARTICLE IX.

                         RIGHTS AND REMEDIES OF LENDER

         9.1 Lender's Rights. In addition to Lender's other remedies whether hereunder or in any other Loan Document, Lender shall have the right, but not the obligation to: (i) apply all of

Borrower's proceeds from the sale of any House to the payment of amounts due under any Loan or the Line, in such order as Lender may determine in its sole discretion, (ii) take over and complete construction of the Improvements by or through any agent, contractor, or subcontractor of its selection, and may disburse any part or all of the then balance of the Loan funds, any funds deposited with Lender by Borrower in payment of the costs, expenses, fees, attorneys' fees, and other charges incurred in, or in connection with, such taking over and completion, together with reasonable allowances for supervision, and in the event other Loan funds and amounts deposited by Borrower are insufficient to pay all of the same, any unpaid amounts thereof shall be on an indebtedness of Borrower to Lender, payable immediately without demand or notice, shall bear interest at the default rate stated in the Master Note, and shall be secured by the lien of the Master Deed of Trust or any Individual Deed of Trust; or (iii) order that unsatisfactory work be replaced and withhold all advances until said work is satisfactory.

         9.2 Cessation of Advances. Upon the occurrence of on an Event of Default or on an eve which with the passage of time, the giving of notice, or both, would be on an Event of Default, the obligation of Lender to make any advance and to make disbursements from the Borrower's Deposit and all other obligations of Lender hereunder and under the Loan Documents shall, at Lender's option, immediately terminate; provided, however, that nothing in this paragraph shall be deemed to limit the other provisions of this Agreement setting forth the conditions precedent to Lender's obligation to make any advance or the conditions under which Lender may refuse to make further advances or to limit Lender's option to make further advances at Lender's sole option notwithstanding the occurrence of one or more Events of Default.

         9.3 No-Waiver or Exhaustion. No waiver by Lender of any of its rights or remedies hereunder, in the other Loan Documents, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and, no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender. Lender may, at its sole discretion, make advances prior to the time all conditions precedent to such advances have been satisfied without waiving or releasing any of the requirements or conditions of this Agreement, and, notwithstanding the making of any such advances, Lender may, at its discretion, discontinue any further disbursements at any time until all of the conditions, prior performances and other requirements of this Agreement have been strictly fulfilled, performed and complied with.

         9.4 Legal Fees. In the event it becomes necessary for Lender to employ legal counsel or to bring on an action at law or any other proceeding to enforce any of the terms, covenants or conditions of this Agreement or the Loan Documents, Lender shall be entitled to recover costs and reasonable attorneys, fees incurred on an hourly basis, not to exceed ten percent (10%) of the principal and interest outstanding under the Line, or shall be placed in the hands of on an attorney for collection after maturity, whether matured by the expiration of time or by on an option given to the Lender to mature same, or if Lender becomes a party to any suit where the Master Deed of Trust or the Mortgaged Property or any part thereof is involved, Borrower agrees to pay Lender's attorneys' fees and expenses incurred, and such fees shall be and become a part of the Indebtedness and shall bear interest from the date such costs are incurred at the Default Rate.

         9.5 Limitation Remedy for Death/Disability of a Guarantor. In the event that a Guarantor dies or becomes totally and permanently disabled, thereby causing on an Event of Default to occur, Lender shall have the right to refuse to make any advance with regard to any Property which would initiate a Loan that is not then evidenced by on an Individual Deed of Trust and secured by same, but Lender shall continue to make advances under any Loan then in effect, unless and until the occurrence of any other Event of Default.

         9.6 Funds of Lender. Any funds of Lender used for any purpose referred to in the Article shall constitute advances secured by the Master Deed of Trust and the other Loan Documents, and shall bear interest at the Default Rate.

         9.7 Miscellaneous. In addition to the remedies Bet forth herein, any other remedies as set forth in any other Loan Documents.

                                   ARTICLE X.

                          GENERAL TERMS AND CONDITIONS

         10.1 Tax Assessment/Prepayment Option. If any law, ordinance or regulation is enacted or issued by a Governmental Authority imposing any tax upon Lender with respect to any Property or changing the manner of taxation of mortgages or debts secured by any Property, Borrower shall reimburse Lender for the amount of any such taxes paid by Lender within ten (10) days of Lender's demand therefor. If Lender pays any such taxes and chooses to demand reimbursement rather than waiving such right to reimbursement, Borrower shall have the right to repay the then outstanding principal balance of the Loan, plus accrued interest and any other costs, fees or expenses due to Lender, without penalty or premium, within ten (10) days of Lender's demand for reimbursement and thereby avoid liability to Lender for such Lax reimbursement amount.

         10.2 Modifications. No provision of this Agreement or the other Loan Documents maybe modified, waived, or terminated except by instrument in writing executed by the Party against whom a modification, waiver or termination is sought to be enforced.

         10.3 Severability. In case any of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein; provided, however, if the disregard of such provision would frustrate the intent and purposes of this Agreement, Lender may petition any court having jurisdiction in equity to render a judgment modifying the disregarded provision(s) of this Agreement so as to carry out such intent and purposes.

         10.4 Election of Remedies. Lender shall have all of the rights and remedies granted in the Loan Documents in addition to such rights and remedies that may be available to Lender at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against Borrower or any Property covered under the Loan Documents at the sole discretion of Lender. The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and such exercise or failure to exercise shall be nonexclusive.

         10.5 Form and Substance. All documents, certificates, insurance policies, and other items required under this Agreement to be executed and/or delivered to Lender shall be in form and substance satisfactory to Lender and its legal counsel.

1.               10.6     Savings Clause.  It is the intention of the parties
         hereto to comply with all applicable federal and state laws relating to usury; that is, laws limiting changes for the use, detention or forbearance of money and governing contracts relating thereto; accordingly, all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the performance or payment of any covenant or obligation contained herein or in any other document evidencing securing or pertaining to any Loan or the Line, exceed the Maximum Lawful Rate. If from any circumstance Lender shall ever receive anything of value deemed interest by applicable law which would exceed the maximum Lawful Rate, on an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing under the Master Note or account of any other principal indebtedness of Borrower to Lender, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of such principal and such other indebtedness, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness of Borrower to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, in such manner as permitted by law so as to avoid any portion of the interest the Master Note becoming usurious. To the extent that Texas law governs the determination of the Maximum Lawful Rate, Borrower and Lender agree to rely Article 5069-1.04, of the Revised Civil Statutes of Texas, as the same may from time to time be amended, supplemented or revised, to determine the Maximum Lawful Rate, and that Lender will utilize the indicated (weekly) rate ceiling from time to time in effect t as provided in Article 5069-1.04. In no event shall the provision of Ch. 15 of

         Article 5069 of the Revised Civil Statutes of Texas (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to the Loan.

         10.7 Rights of Third Parties. All conditions of the obligations of Lender hereunder, including the obligation to make advances to any Loan, are imposed solely and exclusively for the benefit of Lender and its successors and assigns and no other person or entity shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof, and no other person or entity shall, under any circumstances, be deemed to be a beneficiary of this Agreement; any and all of the terms and conditions of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so, and Lender reserves the right to enter into modifications or amendments of this Agreement with Borrower without notification to or the consent of any other party. In particular, Lender makes no representations and assumes no obligations as to third parties concerning the quality of the construction of the Improvements by Borrower or the absence therefrom of defects. In this connection Borrower agrees to and shall indemnify Lender from any liability, claims or losses resulting from the disbursement of the proceeds of the Loan or from the condition of the Property whether related to the quality of construction or otherwise and whether arising during or after the term of the Loan arising out of Borrower's actions. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long am the possibility of much liabilities, claims or losses exists.

         10.8 Evidence of Satisfaction of Conditions. Any condition of this Agreement which requires the submission of evidence with respect to the existence or non-existence of a specified fact or facts implied as a condition of the existence or non-existence, as the case may be, of such fact or facts and Lender shall, at all times, be free independently to establish to its satisfaction and in its sole reasonable discretion such existence or non-existence.

         10.9 All Matters Satisfactory to Lender. All proceedings taken in connection with the transactions provided for herein, all surveys, appraisals and documents required or contemplated by this Agreement or the other Loan Documents, and the person responsible for the execution and preparation thereof, contractor and all subcontractors, all sureties, insurers, the form of the construction contract and all subcontractors, all leases, bonds, guaranties and policies of insurance shall be satisfactory to Lender and to Lender's counsel which shall receive copies (or certified copies where appropriate in Lender's counsel's judgment) of all documents which it may request in connection therewith.

         10.10 No Agency. Lender is not the agent or representative of Borrower, and Borrower is not the agent or representative of Lender, and nothing in this Agreement shall be construed to make Lender liable to anyone for goods delivered or services performed upon the Property or for debts or claims accruing against Borrower. Nothing herein shall be construed to create a relationship ex-contract or ex-delicto between Lender and anyone supplying labor or materials to the Property.

         10.11 No Partnership or Joint Venture. Nothing herein nor the acts of the parties hereto shall be construed to create a partnership or joint venture between Borrower and Lender. The relationship of Borrower and Lender is debtor and creditor, respectively.

         10.12 Number and Gender. Whenever used herein, the singular number shall include the plural and the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, obligations, and warranties of Borrower in this Agreement shall be joint and several obligations of Borrower, and of each Borrower if more than one.

         10.13 Time of Essence. Time is of the essence in performance of this Agreement by Borrower.

         10.14 Participation. Lender shall have the right, at its sole discretion, to invite participants to participate in or to purchase allow portions of the Line, and Borrower agrees to execute any documents reasonably requested by Lender in connection with any such participation or purchase.

         10.15 Further Assurances. Borrower shall do, execute, acknowledge and deliver, at the sole cost and expense of Borrower, all and every such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, notices of assignment, transfers and assurances as Lender may reasonably require from time to time in order to better assure, convey, assign, transfer and confirm unto the Lender, the rights now or hereafter intended to be granted to the Lender under the Loan Documents for carrying out the intention of facilitating the performance of the terms of this Agreement.

         10.16 Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

         10.17 Applicable Law. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States of America applicable to transactions within such state.

         10.18 Notices. All notices by Lender to Borrower pursuant to any provisions of this Agreement or of the other Loan Documents which require the giving of notice as a condition to creating or effectuating on an obligation of Borrower to Lender or a right the part of Lender to exercise rights or remedies against Borrower or any collateral, and any notice by Borrower to Lender to the effect that Lender has not fulfilled one or more of any obligations to Borrower under this Agreement or under any other Loan Document, must be in writing. Such notice shall be given by messenger, telegram or mail (registered or certified, return receipt requested) to such address, and shall be addressed to the parties at the addresses given below. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. By giving at least thirty (30) days written notice thereof, Borrower or Lender shall have the right from time to time, and at any time, during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

                 If to Lender:          First American Bank Texan, SSB
                                        14651 Dallas Parkway, Suite 400
                                        Dallas, Texas 75240
                                        Attention: Larry Stroud
                                        FAX: 972/419-3394

                 with a copy to:        Michael H. Gentry
                                        West, Webb, Allbritton & Gentry, P.C.
                                        3000 Briarcrest Drive, Suite 502
                                        Bryan, Texas 77802
                                        FAX: 409-776-1531

                 If to Borrower:        Newmark Homes, L.P.
                                        10435 Greenbough
                                        Stafford, Texas 77477
                                        Attention: Terry White
                                        FAX: 713/261-4663

                 with a copy to:        Barry Snowden Morris,
                                        Lendais, Hollrah & Snowden
                                        1980 Post Oak Blvd., Suite 700
                                        Houston, Texas 77056
                                        FAX: 713-966-7229

         10.19 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement.

         10.20 Survival. This Agreement and the terms, covenants and conditions hereof shall survive the completion of the Improvements and the disbursement of the Line to Borrower and shall continue in full force and effect until the entire indebtedness evidenced by the Master Note, and any renewal, extension, replacement, or consolidation thereof, or by any other Wan Document, is paid in full.

         10.21 Indemnification. Borrower agrees to, and does indemnify and hold harmless Lender against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed, incurred by, or asserted against Lender in any way relating to, or &rising out of, any of the Loan Documents or any other transaction contemplated therein, including claims arising out of Borrower-9 actions. The obligation of Borrower under this Section shall survive any termination of this Agreement.

         10.22 Non-Assignability. Neither the Line nor any Loan made under the Line shall be assignable by Borrower without the advance written consent of Lender, such consent to be given at Lender's sole discretion.

         EXECUTED AND DELIVERED the date first above recited.

                                  LENDER:

                                        FIRST AMERICAN BANK TEXAS, SSB

                                        By: /s/ LARRY STROUD
                                           -------------------------------------
                                            Larry Stroud, Vice President

                                  BORROWER:

                                        NEWMARK HOMES, L.P.,
                                        a Texas limited partnership

                                  By:   Newmark Home Corporation
                                        its General Partner

                                        By: /s/ TERRY WHITE
                                           -------------------------------------
                                            Terry White, Chief Financial Officer

STATE OF TEXAS            )
                          )
COUNTY OF                 )

         THIS INSTRUMENT WAS ACKNOWLEDGED before me this ____ day of _____________, 1996, by Larry Stroud, Vice President of First American Bank Texas, SSB.
                                            /s/
                                           -------------------------------------
                                                Notary Public, State of Texas

STATE OF TEXAS            )
                          )
COUNTY OF ________        )

         THIS INSTRUMENT WAS ACKNOWLEDGED before me this _________ day of ______________________, 1996, by Terry White, Chief Financial Officer of Newmark (Home Corporation, as the general partner of Newmark Homes, L.P., a Texas limited partnership, on behalf of said entity.

                                            /s/
                                           -------------------------------------
                                           Notary Public, State of Texas